EXHIBIT 24.3

                     INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement of Host America Corporation on Form SB-2 of our report dated November 11, 1997, except for Notes 1 and 9, as to which the date is March 9, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Financial Data", "Selected Financial Data" and "Experts" in such
Prospectus.




               /s/ DISANTO BERTOLINE & COMPANY, P.C.


Glastonbury, Connecticut
June 10, 1998